As filed with the Securities and Exchange Commission on September 17, 2013

Registration No. 333-185603

Registration No. 333-144557

Registration No. 333-137940

Registration No. 333-129354

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT

TO

FORM S-1 REGISTRATION STATEMENT NO. 333-185603

FORM S-1 REGISTRATION STATEMENT NO. 333-144557

FORM S-1 REGISTRATION STATEMENT NO. 333-137940

FORM S-1 REGISTRATION STATEMENT NO. 333-129354

Under

The Securities Act of 1933

IES SUBSIDIARY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7600	46-2276549
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5433 Westheimer Road, Suite 500

Houston, TX 77056

(Address of Principal Executive Offices Including Zip Code)

Gail Makode

5433 Westheimer Road, Suite 500

Houston, TX 77056

(713) 860-1500

(Name, Address and Telephone Number of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

These post-effective amendments (collectively, the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-1 (collectively, the “Registration Statements”) filed by MISCOR Group, Ltd. (“MISCOR”) with the Securities and Exchange Commission:

(1)	Registration Statement No. 333-185603, registering 3,333,332 shares, without par value, of MISCOR common stock (“Common Stock”), filed December 21, 2012, as amended by Amendment No. 1 to Form S-1, filed February 14, 2013, and as further amended by Post-Effective Amendment No. 1 to Form S-1, filed March 29, 2013.

(2)	Registration Statement No. 333-144557, registering 62,500,000 shares of MISCOR Common Stock (or 2,500,000 shares after giving effect to MISCOR’s 2008 1-for-25 reverse stock split (the “Reverse Stock Split”)), filed July 13, 2007, as amended by Amendment No. 1 to Form S-1, filed July 25, 2008, as further amended by Amendment No. 2 to Form S-1, filed August 29, 2008, and as further amended by Registration Statement No. 333-185603, as amended (see above), pursuant to Rule 429 of Regulation C.

(3)	Registration Statement No. 333-137940, registering 375,000 shares of MISCOR Common Stock (or 15,000 shares after giving effect to the Reverse Stock Split), filed October 11, 2006, as amended by Amendment No. 1 to Form S-1, filed November 2, 2006, as further amended by Post-Effective Amendment No. 1 to Form S-1, filed April 27, 2007, and as further amended by Registration Statement No. 333-185603, as amended (see above), pursuant to Rule 429 of Regulation C.

(4)	Registration Statement No. 333-129354, registering 199,628,252 shares of MISCOR Common Stock (or 7,985,130 shares after giving effect to the Reverse Stock Split), filed November 1, 2005, as amended by Amendment No. 1 to Form S-1, filed December 30, 2005, as further amended by Amendment No. 2 to Form S-1, filed January 25, 2006, as further amended by Amendment No. 3 to Form S-1, filed April 19, 2006, as further amended by Amendment No. 4 to Form S-1, filed May 4, 2006, as further amended by Registration Statement No. 333-137940, as amended (see above), and as further amended by Registration Statement No. 333-185603, as amended (see above), pursuant to Rule 429 of Regulation C.

References to withdrawn and ineffective filings under Registration Statement Nos. 333-137940 and 333-144557 are excluded from the descriptions above.

On September 13, 2013, pursuant to an Agreement and Plan of Merger dated as of March 13, 2013, as amended by the First Amendment to Agreement and Plan of Merger dated as of July 10, 2013 (the “Merger Agreement”), by and among MISCOR, Integrated Electrical Services, Inc. (“Parent”), and IES Subsidiary Holdings, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), MISCOR merged with and into Merger Sub, with Merger Sub surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”).

In connection with the Merger, all offerings of MISCOR securities pursuant to the Registration Statements were terminated. In accordance with the undertaking contained in each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered thereby (collectively, the “Registered Securities”) which remain unsold at the termination of the offering, Merger Sub, as successor to MISCOR by virtue of the Merger, hereby removes from registration, by means of these Post-Effective Amendments, any Registered Securities that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, IES Subsidiary Holdings, Inc., as successor by merger to MISCOR Group, Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 17th day of September, 2013.

IES SUBSIDIARY HOLDINGS, INC. (as successor by merger to MISCOR Group, Ltd.)

By:	/s/ James M. Lindstrom
Name: James M. Lindstrom Title: President

Pursuant to the requirements of the Securities Act, these Post-Effective Amendments to the Registration Statements on Form S-1 have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James M. Lindstrom James M. Lindstrom	Sole Director and President (Principal Executive Officer)	September 17, 2013

/s/ Robert W. Lewey Robert W. Lewey	Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	September 17, 2013